       As filed with the Securities and Exchange Commission on May 5, 2005
                                                           Registration No. 333-
================================================================================

                                  UNITES STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  VOXWARE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                   36-3934824
   (State or Other Jurisdiction of                    (I.R.S. Employer
    Incorporation or Organization)                   Identification No.)


         168 FRANKLIN CORNER ROAD
        LAWRENCEVILLE, NEW JERSEY                           08648
  (Address of Principal Executive Offices)                (Zip Code)

                            2003 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                  PAUL COMMONS
                             CHIEF FINANCIAL OFFICER
                            168 FRANKLIN CORNER ROAD
                         LAWRENCEVILLE, NEW JERSEY 08648
                     (Name and Address of Agent For Service)
                                 (609) 514-4100
          (Telephone Number, Including Area Code, of Agent For Service)

                                          CALCULATION OF REGISTRATION FEE

======================= ========================= ====================== ====================== ======================
                                                    Proposed Maximum       Proposed Maximum
 Title of Securities          Amount to be         Offering Price Per     Aggregate Offering          Amount of
   to be Registered          Registered(1)                Share                  Price            Registration Fee
----------------------- ------------------------- ---------------------- ---------------------- ----------------------
Common Stock, par
value $0.001 per
share:
----------------------- ------------------------- ---------------------- ---------------------- ----------------------
Shares issued and            117,113,327(2)             $.059(3)           $6,909,686.30(3)            $813.28
outstanding pursuant
to prior option
grants under the 2003
Stock Incentive Plan:
----------------------- ------------------------- ---------------------- ---------------------- ----------------------

----------------------- ------------------------- ---------------------- ---------------------- ----------------------
Shares to be issued           65,268,557(4)             $.059 (3)          $3,850,844.87(3)            $453.25
pursuant to future
option grants under
the 2003 Stock
Incentive Plan:
----------------------- ------------------------- ---------------------- ---------------------- ----------------------
Total:                      182,381,884 (5)                                 $10,760,531.17            $1,266.53
======================= ========================= ====================== ====================== ======================

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)     Consists of 117,113,327 shares issued under the 2003 Stock Incentive
        Plan.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the OTC Bulletin Board on May 2, 2005.

(4)     Consists of 65,268,557 shares issuable under the 2003 Stock Incentive
        Plan.

(5) Consists of 182,381,884 shares issued or issuable under the 2003 Stock Incentive Plan, excluding a total of 1,668,116 shares that have been exercised.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        ITEM 1. PLAN INFORMATION.

        The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

        ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

        (a) The registrant's latest annual report on Form 10-K for the fiscal year ended June 30, 2004 filed pursuant to Section 13(a) or 15(d) of the Exchange Act on October 13, 2004.

        (b) The registrant's latest annual report on Form 10-K/A for the fiscal year ended June 30, 2004 filed pursuant to Section 13(a) or 15(d) of the Exchange Act on March 31, 2005.

        (c) The registrant's quarterly report on Form 10-QSB for the fiscal quarter ended September 30, 2004 filed pursuant to Section 13(a) or 15(d) of the Exchange Act on November 12, 2004.

        (d) The registrant's quarterly report on Form 10-QSB for the fiscal quarter ended December 31, 2004 filed pursuant to Section 13(a) or 15(d) of the Exchange Act on February 10, 2005.

        (e) The registrant's quarterly report on Form 10-QSB/A for the fiscal quarter ended September 30, 2004 filed pursuant to Section 13(a) or 15(d) of the Exchange Act on March 31, 2005.

        (f) The registrant's quarterly report on Form 10-QSB/A for the fiscal quarter ended December 31, 2004 filed pursuant to Section 13(a) or 15(d) of the Exchange Act on March 31, 2005.

        (g) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

        (h) The description of the common stock, $0.001 par value (the "Common Stock"), contained in the registrant's registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

        ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

        ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Morgan, Lewis & Bockius LLP has opined as to the legality of the securities being offered by this registration statement. Andrew P. Gilbert, a partner of Morgan, Lewis & Bockius LLP, serves as Assistant Secretary to the registrant.

        ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Delaware corporations may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

        Section 102 of the DGCL permits a Delaware corporation to eliminate personal liability of its directors to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 174 of the DGCL, or
(iv) for any transaction from which the director derived an improper personal benefit.

        Our Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of our directors to us or our stockholders for monetary damages for breach of their fiduciary duty to the maximum extent permitted by the DGCL. In addition, as permitted in Section 145 of the DGCL, our Amended and Restated Certificate of Incorporation and our By-Laws provide that we shall indemnify our directors and officers to the fullest extent permitted by the DGCL, including those circumstances in which indemnification would otherwise be discretionary, subject to certain exceptions. The By-Laws also provide that we shall advance expenses to directors and officers incurred in connection with an action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.

        The indemnification provisions in our Amended and Restated Certificate of Incorporation and By-Laws also permit indemnification for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Voxware pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        In addition, we maintain insurance on behalf of our directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

        ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

        ITEM 8. EXHIBITS.

        The Index to Exhibits immediately preceding the exhibits is incorporated herein by reference.

        ITEM 9. UNDERTAKINGS.

        1.      The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
        Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lawrenceville, New Jersey on this 5th day of May, 2005.

                                       VOXWARE, INC.


                                       By: /s/ Thomas J. Drury, Jr.
                                           ------------------------
                                           Thomas J. Drury, Jr.
                                           President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

        We, the undersigned officers and directors of Voxware, Inc., hereby severally constitute and appoint Thomas J. Drury, Jr. and Paul Commons, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Voxware, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                                  TITLE                                 DATE

/s/ Thomas J. Drury, Jr.                 President, Chief Executive Officer               May 5, 2005
---------------------------------        and Director
Thomas J. Drury, Jr.                     (Principal Executive Officer)

/s/ Paul Commons                         Chief Financial Officer                          May 5, 2005
---------------------------------        (Principal Financial and Accounting
Paul Commons                             Officer)

/s/ Joseph A. Allegra                    Director                                         May 5, 2005
---------------------------------
Joseph A. Allegra

/s/ Michael Janis                        Director                                         May 5, 2005
---------------------------------
Michael Janis

/s/ David B. Levi                        Director                                         May 5, 2005
---------------------------------
David B. Levi

/s/ Ross T. Martinson                    Director                                         May 5, 2005
---------------------------------
Ross T. Martinson

/s/ Donald R. Caldwell                   Director                                         May 5, 2005
---------------------------------
Donald R. Caldwell

                                INDEX TO EXHIBITS

Number          Description
------          -----------

4.1(1)          Amended and Restated Certificate of Incorporation of the
                Registrant

4.2(1)          Amended and Restated By-Laws of the Registrant

4.3(2) Certificate of Amendment to the Amended and Restated Certificate of Incorporation dated December 30, 2003

4.4(3) Certificate of Amendment to the Amended and Restated Certificate of Incorporation dated April 30, 2004

5               Opinion of Morgan, Lewis & Bockius LLP, counsel to the
                Registrant

23.1            Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5)

23.2            Consent of BDO Seidman LLP

23.3            Consent of WithumSmith+Brown, P.C.

23.4            Consent of Hempstead & Co.

24 Power of attorney (included on the signature pages of this registration statement)

99.1(1)         2003 Stock Incentive Plan

------------

(1) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2003 (File No. 000-21403)) and incorporated herein by reference.

(2) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Current Report on Form 8-K filed on January 6, 2004 and incorporated herein by reference.

(3) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Current Report on Form 8-K filed on May 7, 2004 and incorporated herein by reference.